EXHIBIT 20(e)

Monthly Certificateholders' Statement
Citibank Omni-S Master Trust
(formerly known as Sears Credit Account Master Trust II)
Series 2001-1 Monthly Statement
Distribution Date: June 15, 2005	Due Period Ending: May 2005
Information for the Due Period and the Distribution Date listed above is set forth below:

1a.	Payments or Allocations to Series 2001-1 Investors this Due Period
	Series 2001-1	Total	Interest	Principal
	Class A	$1,635,000.00	$1,635,000.00	$0.00
	Class B	$143,529.17	$143,529.17	$0.00
	Class C	$0.00	$0.00	$0.00

1b.	Applicable Interest Rate for this Interest Accrual Period
	Class A	3.27000%
	Class B	3.51500%

2.	Principal Receivables at the end of the Due Period
	(a)	TOTAL PRINCIPAL RECEIVABLES IN THE TRUST	$9,389,306,543.99
		Aggregate Investor Interest	$6,677,210,853.80
		Seller Interest	$2,712,095,690.19
	(b)	INVESTOR INTEREST BY GROUPS
		Group One Investor Interest	$6,677,210,853.80

(c)	INVESTOR INTEREST BY SERIES
	Series 1996-5 Investor Interest	$641,026,000.00
	Series 1999-3 Investor Interest	$124,817,520.47
	Series 2000-2 Investor Interest	$348,803,000.01
	Series 2000-4 Investor Interest	$641,026,000.00
	Series 2001-1 Investor Interest	$769,231,000.00
	Series 2001-3 Investor Interest	$897,436,000.00
	Series 2002-2 Investor Interest	$961,539,000.00
	Series 2002-3 Investor Interest	$1,153,847,000.00
	Series 2002-4 Investor Interest	$615,385,333.32
	Series 2002-5 Investor Interest	$524,100,000.00

(d)	INVESTOR INTEREST BY CLASS (SERIES 2001-1)
	Class A Investor Interest	$ 600,000,000.00
	Class B Investor Interest	$ 49,000,000.00
	Class C Investor Interest	$ 120,231,000.00

	TOTAL CLASS INVESTOR INTEREST	$769,231,000.00

3.	Allocation of Collections During the Due Period
	(a)	TOTAL COLLECTIONS	$873,602,521.89
		Principal Receivables Collected		$718,016,855.09
		Finance Charge Receivables Collected		$155,585,666.80
		Recovered Amounts added as Additional Funds		$4,882,518.00
		Investment Income	$8,757.59
			Finance Charge Collection	Principal Collection	Additional Allocable Amounts
	(b)	ALLOCATION OF COLLECTIONS WITH RESPECT TO THE INVESTOR INTEREST AND THE SELLER INTEREST

		Aggregate Investor Allocation (Aggregate Investor Percentage multiplied by total Collections received during the Due Period)	$115,391,613.77	$532,524,141.36	$4,891,275.59

		Seller Allocation (Seller Percentage multiplied by total Collections received during the Due Period)	$40,194,053.03	$185,492,713.73	$0.00

	(c)	Group One Allocation	$115,391,613.77	$532,524,141.36	$4,891,275.59

	(d)	Series 2001-1 Allocation	$12,635,456.11	$58,311,736.85	$535,597.84
	(e)	Reallocation of Collections to Series 2001-1 from other series in Group One and application of Charge-Off reimbursements to Principal Payments.	$0.00	$0.00	$0.00

4.	Information Concerning Controlled Amortization Amount
		Amount Distributed this Due Period	Total Distributions through this Due Period
	SERIES 2001-1 BY CLASS
	Class A	$0.00	$0.00
	Class B	$0.00	$0.00
	Class C	$0.00	$0.00

5.	Information Concerning Controlled Accumulation Amount
		Amount Deposited this Distribution Date	Total in the Series Principal Funding Account
	SERIES 2001-1 BY CLASS
	Class A	$0.00	$0.00
	Class B	$0.00	$0.00
	Class C	$0.00	$0.00

6.	Investor Charged-Off Amounts
			This Due Period
	(a)	Group One (the sum of the Series Investor Charged-Off Amounts for all Series in Group One)	$65,602,553.78
	(b)	Series 2001-1 (the sum of the Class Investor Charged-Off Amounts for all Classes in Series 2001-1 )	$7,183,521.94

(c)	Series 2001-1 by Class:
	Class A (Class A Percentage multiplied by the Charged-Off Amount)	$5,603,145.43
	Class B (Class B Percentage multiplied by the Charged-Off Amount)	$457,590.21
	Class C (Class C Percentage multiplied by the Charged-Off Amount)	$1,122,786.30

7.	Investor Losses		Total
	(a)	Group One	$0.00
	(b)	Series 2001-1	$0.00
	(c)	Series 2001-1 by Class:
		Class A	$0.00
		Class B	$0.00
		Class C	$0.00

8.	Monthly Servicing Fee Payable This Due Period
	SELLER SERVICING FEE	$4,078,274.04
	INVESTOR SERVICING FEE
	(a) Group One	$11,708,165.45
	(b) Series 2001-1	$1,282,051.67

9.	Performance Analysis
	(a)	Portfolio Yield (Finance Charge Collections during the Due Period divided by Principal Receivables in the Trust as of the first day of the Due Period)	19.72%
	(b)	Charge-Offs (Charged-Off Amounts during the Due Period divided by Principal Receivables in the Trust as of the first day of the Due Period)	11.21%
	(c)	Recoveries (Recovered Amounts added as Additional Funds on the Distribution Date divided by Aggregate Investor Interest in the Trust as of the first day of the Due Period)	0.83%
	(d)	Investment Income Earned (added as Additional Allocable Amounts on the Distribution Date divided by Aggregate Investor Interest in the Trust as of the first day of the Due Period)	0.00%
	(e)	Investor Servicing Fee Percentage (weighted average of Investor Servicing Fees for Series 2001-1)	2.00%
	(f)	Weighted Average Certificate Rate (weighted average certificate rates for all classes for Series 2001-1)	2.77%
	(g)	Series Excess Servicing Percentage (the sum of Series Finance Charge Collections, Investment Income and Recovered Amounts minus the sum of the Series Charge-Off Amount, the Investor Servicing Fee and the Certificate Interest divided by the Series Invested Amount)	4.57%
	(h)	Total Payment Rate (Aggregate Collections during the Due Period divided by the aggregate amount of Receivables in the Trust as of the first day of the Due Period)	9.08%

10.	Summary Delinquency Aging Information
	The Accounts in the Trust have the following delinquency distribution:
		May 2005
	Delinquencies as a % of balances
	61-90 days past due	1.46%
	91-120 days past due	1.29%
	121 days or more past due	2.04%
	Total Delinquencies	4.79%

	The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the end of the Due Period. The Servicer determines delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The delinquency data reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.

		THE BANK OF NEW YORK
		as Trustee,

		by:/s/MARY L. COLLIER
		AGENT